Exhibit 5.1

March 12, 2025

Board of Directors

Comstock Inc.

117 American Flat Road

Virginia City, NV 89440

Ladies and Gentlemen:

We have acted as special Nevada counsel to Comstock Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate amount and number of the following securities of the Company, which may be offered, issued and sold or delivered from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act for an aggregate initial offering price of up to $50,000,000: (i) shares of common stock of the Company, par value $0.000666 per share (the “Common Stock”) which may be issued by the Company independently, together with other Securities (as defined below), and/or upon the conversion, exercise, or exchange of the other Securities described in the Registration Statement (the “Common Shares”); (ii) shares of one or more series of preferred stock of the Company, par value $0.000666 per share, (the “Preferred Stock”) which may be issued by the Company independently, together with other Securities, and/or upon the conversion, exercise, or exchange of the other Securities described in the Registration Statement (the “Preferred Shares”); (iii) debt securities which may be issued in one or more series (the “Debt Securities”); (iv) rights to purchase shares of the Common Stock, shares of Preferred Stock, or the other Securities described in the Registration Statement which may be issued in one or more series (the “Rights”); (v) warrants to purchase shares of the Common Stock, shares of Preferred Stock, and/or Debt Securities which may be issued in one or more series (the “Warrants”); and (vi) units consisting of shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Warrants (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Rights, Warrants, and Units are referred to herein each as a “Security” and collectively as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”); (ii) the Bylaws of the Company, as amended through the date hereof (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; and (iv) the Registration Statement. In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied upon the representations and warranties of the Company contained in those certain documents included as exhibits to the Registration Statement. In rendering our opinion, we have made the assumptions that are customary in opinion letters of this kind. We have not verified these assumptions.

In connection with this opinion, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party, including the Company. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

We have assumed that any indentures relating to the Debt Securities, any warrant agreements relating to the Warrants, any unit agreements relating to the Units, any rights agreements relating to the Rights, any other agreements, instruments, or other documents relating to the offering, issuance, or sale of any Securities and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be offered, issued and sold (A) in accordance with and in the manner specified in the Registration Statement, the base prospectus contained therein, the relevant prospectus supplement(s), the Articles of Incorporation, the Bylaws and the terms and conditions of the applicable agreements, instruments, and other Securities Documents (as defined below) governing the offer, sale, or issuance of such Securities or the conversion, exchange or exercise thereof, and (B) in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (iv) that the trustee under any indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

We have also assumed that:

(a)    prior to the time any particular Securities are issued or sold, the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) will have duly authorized and taken all necessary corporate action in conformity with Nevada law, the Articles of Incorporation and the Bylaws to approve: (i) the pricing, terms, and conditions of the offering, issuance and sale of such Securities and the adequacy of the consideration for such Securities; (ii) the form and terms of all relevant agreements, instruments, or other documents relating to the offering, issuance, or sale of such Securities, including, without limitation, any applicable purchase agreements, underwriting agreement, subscription agreements, warrant agreements, unit agreements or similar agreements with any underwriters or purchasers of Common Shares, Preferred Shares, or other Securities, and any other any other applicable indentures, certificates, instruments, or other documents evidencing any such Securities or governing the offer, sale, or issuance of such Securities or the conversion, exchange or exercise thereof (each a “Securities Document” and collectively, the “Securities Documents”); (iii) the execution, delivery and performance by the Company of the applicable agreements, instruments and other Securities Documents; and (v) the execution, authentication, issuance and delivery of such Securities by the Company and the relevant certificates or other documents evidencing such Securities, as applicable, either (A) against payment in full of all consideration therefor pursuant to and in accordance with the terms and conditions of the relevant agreements and other Securities Documents governing the offer, sale, or issuance of such Securities; or (B) upon the conversion, exchange or exercise of any other issued and outstanding Security entitling the holder thereof to acquire any such particular Securities and against payment in full of the exercise price or other requisite consideration for such Securities pursuant to and in accordance with the terms and conditions of any such convertible, exchangeable, or exercisable Security and the applicable Securities Document governing the conversion, exchange, or exercise thereof;

(b)    all relevant agreements, instruments, or other Securities Documents relating to the offering, issuance, or sale of any particular Securities will, in each case, have been duly authorized, executed and delivered by the Company and the purchaser, indenture trustee, warrant agent, unit agent, other relevant counter-party or counter-parties to such Securities Documents, as applicable and the obligations of each party to such Securities Documents, as applicable, will constitute valid and binding obligations of such party, enforceable in accordance with their respective terms;

(c)    with respect to any Common Shares or Preferred Shares to be offered or issued (including any Common Shares or Preferred Shares issued or issuable upon the conversion, exercise, or exchanged of any other Security), prior to and at the time of each issuance of any such Common Shares or Preferred Shares, the Company will have a sufficient number of authorized shares of Common Stock or Preferred Stock available for such issuance, as applicable; and

(d)    with respect to any series of Preferred Shares to be offered or issued (including any Preferred Shares issued or issuable pursuant to any Securities Documents or upon the conversion, exercise, or exchanged of any other Security), prior to the issuance of such Preferred Shares, (i) the voting powers, designations, preferences, limitations, restrictions, and relative rights of such series of Preferred Stock will have be established by a resolution of the Board pursuant to the provisions contained in the Company’s then-effective Articles of Incorporation; and (ii) a certificate of designation, in the form prescribed by Nevada law, setting forth such resolution and the authorized number of Preferred Shares for such series of Preferred Stock (each, a “Certificate of Designation”) will have been duly signed by an authorized officer of the Company, appropriately filed with the Nevada Secretary of State, and will have become effective in accordance with applicable law.

Based upon, subject to and limited by the foregoing and the qualifications set forth in subsequent portions of this opinion letter, as of the date hereof, we are of the opinion that:

1.    The Common Shares will be validly issued, fully paid and nonassessable shares of Common Stock, when (A) the Board has taken all necessary corporate action in conformity with Nevada law, the Articles of Incorporation and the Bylaws to approve the issuance of such Common Shares, the pricing and terms of the offering, sale and issuance thereof and related matters, including the terms of any applicable purchase, underwriting or similar agreement and any other relevant Securities Documents governing the offer, sale, or issuance of such Common Shares, and (B) when stock certificates or book entry positions representing such Common Shares have been duly executed, registered in the books and records of the Company and delivered, either (i) against payment of the consideration for such Common Shares (not less than the par value of the Common Stock) as approved by the Board and in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement and other Security Documents governing the offer, sale, or issuance of such Common Shares; or (ii) upon the conversion, exchange or exercise of any other Security entitling the holder thereof to acquire any such Common Shares and against payment in full of the exercise price or other requisite consideration for such Common Shares (not less than the par value of the Common Stock), in accordance with the terms of any such other convertible, exchangeable, or exercisable Security and the applicable Securities Documents governing the conversion, exchange or exercise thereof.

2.    The Preferred Shares will be validly issued, fully paid and nonassessable shares of Preferred Stock, when (A) the Board has taken all necessary corporate action in conformity with Nevada law, the Articles of Incorporation and the Bylaws to approve the issuance and terms of a particular series of Preferred Shares and the pricing and terms of the offering, sale and issuance thereof and related matters, including (i) the rights, preferences, privileges, restrictions, terms and conditions thereof, (ii) the adoption of a Certificate of Designation for such series of Preferred Shares which has been appropriately filed with the Secretary of State of the State of Nevada and become effective in accordance with applicable law prior to any issuance of such Preferred Shares, and (iii) the terms of any applicable purchase, underwriting or similar agreement and any other applicable Securities Documents governing the offer, sale, or issuance of such Preferred Shares, and (B) when stock certificates or book entry positions representing such Preferred Shares have been duly executed, registered in the books and records of the Company and delivered, either (i) against payment of the consideration therefor (not less than the par value of the Preferred Stock) as approved by the Board and in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement and other Security Documents governing the offer, sale, or issuance of such Preferred Shares; or (ii) upon the conversion, exchange or exercise of any other Security entitling the holder thereof to acquire any such Preferred Shares and against payment in full of the exercise price or other requisite consideration for such Preferred Shares (not less than the par value of the Preferred Stock), in accordance with the terms of any such other convertible, exchangeable, or exercisable Security and the applicable Securities Documents governing the conversion, exchange or exercise thereof.

3.    The Debt Securities will constitute binding obligations of the Company, when (A) the indenture relating to a particular series of such Debt Securities has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with Nevada law, the Articles of Incorporation and the Bylaws to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and delivered, either (i) in accordance with the indenture, applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein; or (ii) upon the conversion, exchange or exercise of any other Security and against payment of the exercise price or other requisite consideration for such Debt Securities in accordance with the terms of any such other convertible, exchangeable, or exercisable Security and the applicable Securities Documents governing the conversion, exchange or exercise thereof.

4.    The Rights will constitute binding obligations of the Company, when (A) the Board has taken all necessary corporate action in conformity with Nevada law, the Articles of Incorporation and the Bylaws to approve the form, terms, execution and delivery of a rights agreement (including a form of certificate evidencing the Rights and the other relevant Securities Documents governing the offering and issuance thereof), the issuance of the Rights, the terms of the offering thereof (including the consideration for which Common Shares, Preferred Shares or other Securities are to be issued in connection therewith) and related matters, and (B) the certificates evidencing Rights with such terms are duly executed, attested, issued and delivered by duly a authorized officer of the Company against payment of the consideration therefor in accordance with the provisions of the applicable rights agreement, the applicable definitive purchase, underwriting or similar agreement, and the other relevant Securities Documents governing the offering and issuance of such Rights.

5.    The Warrants will constitute binding obligations of the Company, when (A) the Board has taken all necessary corporate action in conformity with Nevada law, the Articles of Incorporation and the Bylaws to approve the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants and the other relevant Securities Documents governing the offering and issuance thereof), the issuance of such Warrants, the terms of the offering thereof (including the consideration for which Common Shares, Preferred Shares or other Securities are to be issued in connection therewith) and related matters, and (B) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by a duly authorized officer of the Company against payment of the consideration therefor in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement, and the other relevant Securities Documents governing the offering and issuance of such Warrants.

6.    The Units will constitute binding obligations of the Company, when (A) the Board has taken all necessary corporate action in conformity with Nevada law, the Articles of Incorporation and the Bylaws to approve the form, terms, execution and delivery of a unit agreement (including a form of certificate evidencing the Units and the other relevant Securities Documents governing the offering and issuance thereof), the issuance of the Units, the terms of the offering thereof and related matters, and (B) the certificates evidencing such Units with such terms are duly executed, attested, issued and delivered by a duly authorized officer of the Company against payment of the consideration therefor in accordance with the provisions of the applicable unit agreement, the applicable definitive purchase, underwriting or similar agreement and the other relevant Securities Documents governing the offering and issuance of such Units.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the reference to our firm therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

MCDONALD CARANO LLP